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                                                                  EXHIBIT 23(VI)



                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 No. 333-00483) and related Prospectus of Fedders Corporation for the registration of 7,580,069 shares each of its Convertible Preferred and Class A stock and to the inclusion of our report dated January 20, 1995, with respect to the consolidated financial statements and schedules of NYCOR, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                   /s/  ERNST & YOUNG, LLP


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Princeton, New Jersey


April 12, 1996